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                                                                    EXHIBIT 23.1
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              Consent of Ernst & Young LLP, Independent Auditors
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We consent to the incorporation by reference in the Registration Statement (Form
S-8) pertaining to the Extreme Networks, Inc. Amended 1996 Stock Option Plan, 1999 Employee Stock Purchase Plan and an Individual Stock Option Agreement of our report dated July 20, 1999, with respect to the consolidated financial statements and schedule of Extreme Networks, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1999.


Palo Alto, California                   /s/ Ernst & Young LLP
September 23, 1999